Exhibit 99

ACADIA HEALTHCARE REPORTS STRONG THIRD QUARTER 2024 RESULTS

PROVIDES UPDATED GUIDANCE FOR 2024

FRANKLIN, Tenn. (October 30, 2024) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter and nine months ended September 30, 2024.

Third Quarter Highlights

●	Revenue totaled $815.6 million, an increase of 8.7% over the third quarter of 2023
●	Same facility revenue increased 8.6% compared with the third quarter of 2023, including an increase in revenue per patient day of 3.6% and an increase in patient days of 4.7%
●	Net income attributable to Acadia totaled $68.1 million, or $0.74 per diluted share
●	Adjusted income attributable to Acadia totaled $84.1 million, or $0.91 per diluted share
●	Adjusted EBITDA totaled $194.3 million, an increase of 10.5% over the third quarter of 2023, excluding provider relief funds
●	Same facility adjusted EBITDA margin increased 100 bps to 29.7% over the third quarter of 2023

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 8.

Third Quarter Results

Chris Hunter, Chief Executive Officer of Acadia Healthcare Company, remarked, “Our financial results for the third quarter of 2024 reflect continued execution of our growth strategy. We have the scale and expertise to support patients across the continuum of care. We are proud of the important work we are doing and are committed to providing safe, quality care for the patients, families and communities we serve while creating long-term value for our stockholders.”

Strategic Investments for Long-Term Growth

During the third quarter of 2024, the Company continued to make progress in meeting its strategic growth objectives. This includes the addition of 15 beds to existing facilities and the addition of five new CTCs during the quarter. With these additions, Acadia now operates 164 CTCs across 32 states treating over 72,000 patients daily and remains on track to open up to 14 new CTCs for the full year.

In the first nine months of the year, the Company opened 79 new beds at existing facilities. For the full year, the Company expects to open over 400 new beds at existing facilities, including over 300 beds expected in the fourth quarter.

In the first nine months of the year, the Company also opened two new facilities, totaling 120 beds. The Company remains on pace to complete construction on several additional new wholly owned and joint venture facilities, totaling nearly 700 new beds in the fourth quarter, including joint venture hospitals in partnership with Henry Ford Health in Detroit, Michigan, and Intermountain Health in Denver, Colorado, as well as a new de novo facility in Madison, Wisconsin, which was completed in October. The number of new beds available to serve patients by the end of the fourth quarter is subject to the timing of anticipated state-issued licenses.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia has 21 joint venture partnerships for 22 hospitals, with 11 hospitals already in operation and 11 additional hospitals expected to open in the coming years.

Cash and Liquidity

Maintaining a strong financial position to support growth investments and disciplined capital allocation are top priorities for Acadia. As of September 30, 2024, the Company had $82.1 million in cash and cash equivalents and $321.5 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.5x.

Net leverage ratio is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures in this press release begins on page 8.

2024 Financial Guidance

Acadia today revised its previously announced financial guidance for 2024. Revised guidance reflects the closure of two facilities during the third quarter(2).

2024 Guidance Range
Revenue(1)	$3.150 to $3.165 billion
Adjusted EBITDA(1)	$725 to $735 million
Adjusted earnings per diluted share(1)	$3.35 to $3.45
Interest expense	$110 to $120 million
Tax rate	24.5% to 25.5%
Depreciation and amortization expense	$145 to $155 million
Stock compensation expense	$40 to $45 million
Operating cash flows	$525 to $550 million
Expansion capital expenditures	$550 to $595 million
Maintenance and IT capital expenditures	$95 to $105 million

Total bed additions, excluding acquisitions(3)	Approx. 1,200 beds

(1)

Includes one-time state payments of approximately $10 million (or $0.09 per diluted share) for the year, of which approximately $7 million was received in the first quarter of 2024 and the remainder in the third quarter of 2024.

(2)

Prior full-year guidance assumed approximately $17 million of revenue and approximately $1 million of EBITDA contribution in the second half of the year from facilities that were closed during the third quarter.

(3)

Company anticipates completing construction on approximately 1,200 beds, of which approximately 1,000 are expected to be licensed and available to serve patients by year end, with the remaining beds expected to receive licensure in the first quarter. The exact number of beds available to serve patients at year end will depend on timing of anticipated required licenses.

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its third quarter financial results at 8:00 a.m. Central Time/9:00 a.m. Eastern Time on Thursday, October 31, 2024. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of September 30, 2024, Acadia operated a network of 260 behavioral healthcare facilities with approximately 11,300 beds in 38 states and Puerto Rico. With approximately 23,500 employees serving more than 80,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, except per share amounts)

Revenue	$815,634	$750,334	$2,379,725	$2,185,938

Salaries, wages and benefits (including equity-based compensation expense of $9,467, $8,163, $27,014 and $23,140, respectively)	428,147	394,150	1,265,427	1,171,960
Professional fees	48,498	45,540	142,236	130,468
Supplies	29,623	27,147	84,153	79,312
Rents and leases	12,389	11,731	36,141	34,880
Other operating expenses	112,137	104,048	322,900	290,798
Income from provider relief fund	—	(4,442)	—	(4,442)
Depreciation and amortization	37,641	33,388	110,054	96,969
Interest expense, net	29,924	20,742	86,297	61,651
Legal settlements expense	—	394,181	—	394,181
Loss on impairment	10,459	—	11,459	8,694
Transaction, legal and other costs	8,249	11,247	17,187	26,792
Total expenses	717,067	1,037,732	2,075,854	2,291,263
Income (loss) before income taxes	98,567	(287,398)	303,871	(105,325)
Provision for (benefit from) income taxes	27,199	(71,873)	72,916	(29,907)
Net income (loss)	71,368	(215,525)	230,955	(75,418)
Net income attributable to noncontrolling interests	(3,236)	(2,185)	(7,958)	(3,978)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$68,132	$(217,710)	$222,997	$(79,396)

Earnings (loss) per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.74	$(2.39)	$2.44	$(0.87)
Diluted	$0.74	$(2.39)	$2.42	$(0.87)

Weighted-average shares outstanding:
Basic	91,720	91,168	91,571	90,852
Diluted	92,188	91,168	92,119	90,852

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2024	2023
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$82,145	$100,073
Accounts receivable, net	383,945	361,451
Other current assets	185,972	134,476
Total current assets	652,062	596,000
Property and equipment, net	2,679,807	2,266,610
Goodwill	2,264,851	2,225,962
Intangible assets, net	73,139	73,278
Deferred tax assets	2,706	6,658
Operating lease right-of-use assets	122,771	117,780
Other assets	75,121	72,553
Total assets	$5,870,457	$5,358,841

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$71,694	$29,219
Accounts payable	201,379	156,132
Accrued salaries and benefits	141,470	141,901
Current portion of operating lease liabilities	27,175	26,268
Other accrued liabilities	167,782	532,261
Total current liabilities	609,500	885,781
Long-term debt	1,804,825	1,342,548
Deferred tax liabilities	54,112	1,931
Operating lease liabilities	105,437	100,808
Other liabilities	150,544	140,113
Total liabilities	2,724,418	2,471,181
Redeemable noncontrolling interests	114,521	105,686
Equity:
Common stock	918	913
Additional paid-in capital	2,675,882	2,649,340
Retained earnings	354,718	131,721
Total equity	3,031,518	2,781,974
Total liabilities and equity	$5,870,457	$5,358,841

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
	(In thousands)
Operating activities:
Net income (loss)	$230,955	$(75,418)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	110,054	96,969
Amortization of debt issuance costs	3,061	2,485
Equity-based compensation expense	27,014	23,140
Deferred income taxes	56,133	(21,655)
Legal settlements expense	—	394,181
Loss on impairment	11,459	8,694
Other	(3,988)	1,423
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(20,936)	(40,227)
Other current assets	(3,334)	(77,165)
Other assets	676	309
Accounts payable and other accrued liabilities	(404,942)	23,057
Accrued salaries and benefits	(1,841)	(3,038)
Other liabilities	8,681	17,723
Government relief funds	—	(4,442)
Net cash provided by operating activities	12,992	346,036

Investing activities:
Cash paid for acquisitions, net of cash acquired	(53,550)	(349)
Cash paid for capital expenditures	(486,891)	(285,410)
Proceeds from sale of property and equipment	10,227	633
Other	(2,935)	(1,925)
Net cash used in investing activities	(533,149)	(287,051)

Financing activities:
Borrowings on long-term debt	350,000	—
Borrowings on revolving credit facility	210,000	40,000
Principal payments on revolving credit facility	(15,000)	(35,000)
Principal payments on long-term debt	(40,968)	(15,938)
Payment of debt issuance costs	(1,518)	—
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(824)	(45,193)
Contributions from noncontrolling partners in joint ventures	3,500	2,538
Distributions to noncontrolling partners in joint ventures	(2,972)	(3,480)
Other	11	30
Net cash provided by (used in) financing activities	502,229	(57,043)

Net (decrease) increase in cash and cash equivalents	(17,928)	1,942
Cash and cash equivalents at beginning of the period	100,073	97,649
Cash and cash equivalents at end of the period	$82,145	$99,591

Effect of acquisitions:
Assets acquired, excluding cash	$59,235	$6,766
Liabilities assumed	(4,185)	(128)
Contingent consideration issued in connection with an acquisition	(1,500)	—
Redeemable noncontrolling interest resulting from an acquisition	—	(6,289)
Cash paid for acquisitions, net of cash acquired	$53,550	$349

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Same Facility Results (1)
Revenue	$802,555	$739,335	8.6%	$2,334,956	$2,148,408	8.7%
Patient Days	800,880	764,703	4.7%	2,332,369	2,260,513	3.2%
Admissions	50,368	49,397	2.0%	147,617	147,130	0.3%
Average Length of Stay (2)	15.9	15.5	2.7%	15.8	15.4	2.8%
Revenue per Patient Day	$1,002	$967	3.6%	$1,001	$950	5.3%
Adjusted EBITDA margin (3)	29.7%	29.3%	40 bps	29.3%	28.8%	50 bps
Adjusted EBITDA margin excluding income from provider relief fund	29.7%	28.7%	100 bps	29.3%	28.6%	70 bps

Facility Results
Revenue	$815,634	$750,334	8.7%	$2,379,725	$2,185,938	8.9%
Patient Days	815,126	779,296	4.6%	2,375,477	2,306,109	3.0%
Admissions	51,513	50,302	2.4%	151,082	150,237	0.6%
Average Length of Stay (2)	15.8	15.5	2.1%	15.7	15.3	2.4%
Revenue per Patient Day	$1,001	$963	3.9%	$1,002	$948	5.7%
Adjusted EBITDA margin (3)	28.2%	28.7%	-50 bps	27.9%	28.0%	-10 bps
Adjusted EBITDA margin excluding income from provider relief fund	28.2%	28.1%	10 bps	27.9%	27.8%	10 bps

(1)Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2)Average length of stay is defined as patient days divided by admissions.
(3)For each of the three and nine months ended September 30, 2023, includes income from provider relief fund of $4.4 million.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$68,132	$(217,710)	$222,997	$(79,396)
Net income attributable to noncontrolling interests	3,236	2,185	7,958	3,978
Provision for (benefit from) income taxes	27,199	(71,873)	72,916	(29,907)
Interest expense, net	29,924	20,742	86,297	61,651
Depreciation and amortization	37,641	33,388	110,054	96,969
EBITDA	166,132	(233,268)	500,222	53,295

Adjustments:
Equity-based compensation expense (a)	9,467	8,163	27,014	23,140
Transaction, legal and other costs (b)	8,249	11,247	17,187	26,792
Legal settlements expense (c)	—	394,181	—	394,181
Loss on impairment (d)	10,459	—	11,459	8,694
Adjusted EBITDA	$194,307	$180,323	$555,882	$506,102

Adjusted EBITDA margin	23.8%	24.0%	23.4%	23.2%

Income from provider relief fund	—	(4,442)	—	(4,442)
Adjusted EBITDA excluding income from provider relief fund	$194,307	$175,881	$555,882	$501,660

Adjusted EBITDA margin excluding income from provider relief fund	23.8%	23.4%	23.4%	22.9%

See footnotes on page 10.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share amounts)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$68,132	$(217,710)	$222,997	$(79,396)

Adjustments to income:
Transaction, legal and other costs (b)	8,249	11,247	17,187	26,792
Legal settlements expense (c)	—	394,181	—	394,181
Loss on impairment (d)	10,459	—	11,459	8,694
Provision for (benefit from) income taxes	27,199	(71,873)	72,916	(29,907)
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	114,039	115,845	324,559	320,364
Income tax effect of adjustments to income (e)	29,960	28,756	79,614	79,947
Adjusted income attributable to Acadia Healthcare Company, Inc.	84,079	87,089	244,945	240,417
Income from provider relief fund, net of taxes	—	(3,237)	—	(3,237)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$84,079	$83,852	$244,945	$237,180

Weighted-average shares outstanding - diluted (f)	92,188	91,655	92,119	91,684

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.91	$0.95	$2.66	$2.62
Income from provider relief fund, net of taxes, per diluted share	—	(0.04)	—	(0.04)
Adjusted income attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.91	$0.91	$2.66	$2.58

See footnotes on page 10.

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ACHC Reports Third Quarter 2024 Results

October 30, 2024

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, legal settlements expense and loss on impairment.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, legal settlements expense, loss on impairment and provision for (benefit from) income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

• Net leverage ratio: Long-term debt (excluding $9.7 million of unamortized debt issuance costs, discount and premium) less cash and cash equivalents divided by Adjusted EBITDA for the trailing twelve months.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction, legal and other costs incurred by Acadia primarily related to legal, government investigations, management transition, termination, restructuring, acquisition and other similar costs.

(c) Represents legal settlements expense related to the Desert Hills litigation.

(d) Represents non-cash impairment charges related to the closure of certain facilities.

(e) Represents the income tax effect of adjustments to income based on tax rates of 26.3% and 24.8% for the three months ended September 30, 2024 and 2023, respectively, and 24.5% and 25.0% for the nine months ended September 30, 2024 and 2023, respectively.

(f) For the three and nine months ended September 30, 2023, approximately 0.5 million and 0.8 million outstanding shares of restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards, respectively, have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the three and nine months ended September 30, 2023 causes such securities to be anti-dilutive.

Investor Contact:

Patrick Feeley

Senior Vice President, Investor Relations

(615) 861-6000

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